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                                                             Exhibit 5(a)
                                                             ------------


                 [GOODSILL ANDERSON QUINN & STIFEL LETTERHEAD]


                                January 23, 1997



HAWAIIAN ELECTRIC INDUSTRIES, INC.
900 Richards Street
Honolulu, Hawaii  96813

HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST I
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST II
HAWAIIAN ELECTRIC INDUSTRIES CAPITAL TRUST III
c/o The Bank of New York
101 Barclay Street, 21st Floor
New York, New York  10286

HEI PREFERRED FUNDING, LP
c/o Hycap Management, Inc.
300 Delaware Avenue, Suite 1704
Wilmington, Delaware  19806


Ladies and Gentlemen:

          Hawaiian Electric Industries, Inc., a Hawaii corporation (the "Company"), Hawaiian Electric Industries Capital Trust I, a statutory business trust created under the laws of the State of Delaware ("Trust-I"), Hawaiian Electric Industries Capital Trust II, a statutory business trust created under the laws of the State of Delaware ("Trust-II"), Hawaiian Electric Industries Capital Trust III, a statutory business trust created under the laws of the State of Delaware ("Trust-III" and, together with Trust-I and Trust-II, the "Trusts"),

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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
HEI Preferred Funding, LP
Page 2


and HEI Preferred Funding, LP, a Delaware limited partnership (the "Partnership"), have filed a registration statement on Form S-3 under the Securities Act of 1933 (the "Act"), as amended by Amendment No. 1 thereto (as amended, the "Registration Statement"), covering: (i) 4,000,000 ___% Trust Originated Preferred Securities, stated liquidation preference amount $25 per trust preferred security, of Trust-I, (ii) an indeterminate number of Trust Originated Preferred Securities of Trust-II, (iii) an indeterminate number of Trust Originated Preferred Securities of Trust-III, (iv) an indeterminate amount of Senior Debt Securities, Senior Subordinated Debt Securities and Junior Subordinated Debt Securities of the Company, consisting of debentures, notes or other evidences of indebtedness, each in one or more series (collectively, the "Debentures"), (v) an indeterminate number of shares of Preferred Stock of the Company, without par value, in one or more series (the "Preferred Stock"), (vi) an indeterminate number of shares of Common Stock of the Company, without par value, in one or more series (the "Common Stock"), (vii) an indeterminate amount of Partnership Preferred Securities of the Partnership, and (viii) guarantees of the Company with respect to: (a) the Trust Originated Preferred Securities of the Trusts (collectively, the "Trust Guarantees"), (b) the Partnership Preferred Securities of the Partnership (the "Partnership Guarantee") and (c) certain debentures of wholly-owned subsidiaries of the Company (the "Subsidiary Guarantees" and, together with the Trust Guarantees and the Partnership Guarantee, the "Guarantees").

          We have examined the Registration Statement and, for purposes of this opinion, we have assumed that it has become effective. We have also examined the Restated Articles of Incorporation of the Company, as amended (the "Articles"), and such appropriate records of the Company, certificates of public officials and other documents as we deem pertinent as a basis for the opinions hereinafter expressed.
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
HEI Preferred Funding, LP
Page 3



          Based on such examination, we are of the opinion that:

          1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Hawaii

          2. When the Debentures have been issued and sold in return for the consideration specified therefor and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, the Debentures will be duly authorized and issued and will be valid and binding obligations of the Company, except insofar as the binding effect thereof may be
(a) limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) affected by limitations on the availability of equitable remedies by reason of equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          3. When the relative rights and preferences, designations and limitations of a series of the Preferred Stock shall have been duly fixed by a resolution of the Board of Directors of the Company (the "Board") or by an amendment to the Articles, and when the issuance of the shares of such series shall have been duly authorized in a resolution in which the Board fixes the consideration to be received therefor (or the manner in which it shall be determined) and determines that such consideration is adequate, and when the shares of the series of the Preferred Stock thus established shall have been duly issued and sold in return for the consideration specified in such resolution and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, such shares of the Preferred Stock will be validly issued, fully paid and nonassessable.

          4. When the shares of the Common Stock have been duly authorized for issuance by a resolution of the Board which
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
HEI Preferred Funding, LP
Page 4


fixes the consideration to be received therefor (or the manner in which it shall be determined) and determines that such consideration is adequate, and when the shares of the Common Stock are issued and sold in return for the consideration specified in such resolution and as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, the Common Stock will be validly issued, fully paid and nonassessable.

          5. When the Guarantees have been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company, and when the respective conditions precedent for the obligations of the Company under the Guarantees to arise have been satisfied as contemplated in the Registration Statement and each prospectus supplement and amendment relating thereto, the Guarantees will constitute valid and binding obligations of the Company, except insofar as the binding effect thereof may be (a) limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws now or hereinafter in effect relating to or affecting the enforcement of creditors' rights generally and (b) affected by limitations on the availability of equitable remedies by reason of equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

          We are members of the Bar of the State of Hawaii, and we do not hold ourselves out as experts on the laws of any other jurisdiction. This opinion is limited in all respects to
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
HEI Preferred Funding, LP
Page 5


matters governed by the laws of the State of Hawaii. We express no opinion concerning compliance with the laws or regulations of any other jurisdiction or jurisdictions, or as to the validity, meaning or effect of any act or document under the laws of any other jurisdiction or jurisdictions. As to matters governed by Delaware law, we are relying on the opinion of Richards, Layton & Finger submitted concurrently herewith as Exhibit 5(b) to the Registration Statement. As to the validity and binding effect of any document that is governed by the laws of a jurisdiction other than the State of Hawaii, to the extent that the validity and binding effect of such document is covered by or relates to this opinion, we have assumed that the laws of such other jurisdiction are identical in all material respects to the laws of the State of Hawaii.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) the legal capacity of natural persons who are signatories to the documents examined by us, (ii) that each of the parties to the documents examined by us has the power and authority to execute
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Hawaiian Electric Industries, Inc.
Hawaiian Electric Industries Capital Trust I
Hawaiian Electric Industries Capital Trust II
Hawaiian Electric Industries Capital Trust III
HEI Preferred Funding, LP
Page 6


and deliver, and to perform its obligations under, such documents, (iii) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto (other than the Company).

          The opinions expressed herein are based on laws and regulations as in effect on the date hereof and facts as we understand them as of the date hereof. We are not assuming any obligation, and do not undertake, to revise, update or supplement this opinion after the date hereof notwithstanding any change in applicable law or regulation or interpretation thereof, any amendment, supplement, modification or rescission of any document examined or relied on in connection herewith, or any change in the facts, after the execution and delivery of this opinion on the date hereof.

          We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the references to our firm under the caption "Legal Matters." This opinion may not be furnished or quoted to, or relied upon, by any person for any purpose, without our prior written consent.

                         Very truly yours,

                         /s/ GOODSILL ANDERSON QUINN & STIFEL